AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment, effective as of April 29, 2024, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (“Contract”), dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco V.I. Conservative Balanced Fund, a series portfolio of AIM Variable Insurance Funds (Invesco VariableInsurance Funds) from Exhibit A to the Contract, effective April 29, 2024.

NOW THEREFORE, the parties agree that:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Oppenheimer V.I. International Growth Fund

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. S&P 500 Buffer Fund – March

Invesco V.I. S&P 500 Buffer Fund – June

Invesco V.I. S&P 500 Buffer Fund – September

Invesco V.I. S&P 500 Buffer Fund – December

Invesco V.I. NASDAQ 100 Buffer Fund – March

Invesco V.I. NASDAQ 100 Buffer Fund – June

Invesco V.I. NASDAQ 100 Buffer Fund – September

Invesco V.I. NASDAQ 100 Buffer Fund – December

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham
Name:	Melanie Ringold	Name:	Shalomi Abraham
Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH
Sub-Adviser

By:	/s/ Bernhard Langer
Name:	Bernhard Langer
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

By:	/s/ Stephanie Butcher
Name:	Stephanie Butcher
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED
Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

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